Exhibit 99


FOR IMMEDIATE RELEASE                                  CONTACT:
January 6, 2000                                        Kevin McGrath
                                                       Cameron Associates, Inc.
                                                       (212) 245-8800


                  WELLCARE APPOINTS BDO SEIDMAN AS ITS AUDITORS


         KINGSTON, NY, January 6, 2000 -- The WellCare Management Group, Inc. (WellCare) (OTC BB: WELL), parent company of WellCare of New York, Inc. (WCNY) and WellCare of Connecticut, Inc. (WCCT), today announced that it has appointed BDO Seidman, LLP as its new auditors.

         Kiran C. Patel, M.D., Chairman, President and Chief Executive Officer of WellCare, commented, "WellCare is extremely pleased with its decision to retain BDO Seidman as its auditors. We look forward to a long-term relationship and using BDO's experience and support in assisting with the growth of the Company."

         WellCare's service area extends from New York City to the southern Adirondacks, west into the Mohawk River Valley and Southern Tier counties, and east into Connecticut.


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CAUTIONARY STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements, actual results may differ materially from those projected in the forward-looking statements which statements involve risks and uncertainties, including but not limited to, the following: the Company's ability to continue as a going concern; the inability to meet HMO statutory net worth requirements for WCNY or WCCT; the absence of a commercial line of business in WCNY until at least June, 2000; that increased regulation will increase health care expenses; that increased competition in the Company's markets or change in product mix will unexpectedly reduce premium revenue; that the Company will not be successful in increasing membership growth; that there may be adverse changes in Medicare and Medicaid premium rates set by federal and state governmental agencies; that health care costs in any given period may be greater than expected due to unexpected incidence of major cases, natural disasters, epidemics, changes in physician practices, and new technologies; that the Company will be unable to successfully expand its operations into its recently approved service areas, including New York City, Westchester County and State of Connecticut; that major health care providers will be unable to maintain their operations and reduce or eliminate their accumulated deficits. Investors are also directed to the other risks discussed in the Company's Form 10K for the fiscal year ended December 31, 1998 and Form 10-Q for the quarter ended September 30, 1999 as well as other documents filed by the Company with the Securities and Exchange Commission.